Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Record Annual Revenues and Net Income

New Truck Models and Strong Global Growth Drive Results

January 24, 2023, Bellevue, Washington – “PACCAR reported record annual revenues and net income in 2022,” said Preston Feight, chief executive officer. “PACCAR’s excellent results reflect the strong demand for premium quality DAF, Peterbilt and Kenworth new truck models worldwide, record aftermarket parts profits and strong financial services performance. I am very proud of our employees and dealers who have delivered outstanding trucks and transportation solutions to our customers.”

PACCAR achieved quarterly revenues of $8.13 billion in the fourth quarter of 2022, compared to the $6.69 billion reported in the same period in 2021. The company earned $921.3 million ($2.64 per diluted share) in the fourth quarter of 2022, 78% higher than the $518.7 million ($1.49 per diluted share) earned in the fourth quarter of 2021. PACCAR achieved revenues of $28.82 billion in 2022, compared to revenues of $23.52 billion in 2021. The company earned $3.01 billion ($8.63 per diluted share) in 2022, compared to $1.87 billion ($5.35 per diluted share) earned in 2021.

“PACCAR is manufacturing the most comprehensive new truck range in its history, including new DAF XG+, XG, XF and XD heavy trucks which were named International Truck of the Year, new Peterbilt 579 and Kenworth T680 heavy-duty trucks that feature major aerodynamic and technology enhancements, and new Kenworth and Peterbilt medium-duty trucks. These vehicles deliver premium quality, excellent fuel efficiency and low operating costs for our customers. PACCAR is also investing in the next generation of products and technologies to further enhance customers’ operating efficiency. These investments include Kenworth, Peterbilt and DAF battery electric trucks, hydrogen internal combustion and fuel cell powertrains, enhanced PACCAR Connect telematics solutions, and ongoing development of the PACCAR Autonomous Vehicle Platform,” added Feight.

PACCAR Dividends

PACCAR declared cash dividends of $4.19 per share during 2022. This included a $2.80 per share extra cash dividend paid on January 5, 2023. PACCAR also declared a 50% stock dividend in December and will issue the new shares on February 7, 2023, after which the regular quarterly cash dividend will be increased to $.25 per share. “PACCAR has generated excellent shareholder returns and annual net income due to its industry-leading premium quality vehicles, strong growth of its aftermarket parts and financial services, and innovative use of technology,” shared Mark Pigott, executive chairman. PACCAR delivered a total shareholder return of 17.1%, including regular quarterly and extra cash dividends paid, in 2022.

Kenworth T680 Truck

Business Highlights – 2022

•	PACCAR earned its 84th consecutive year of net income.
•	PACCAR delivered 185,900 vehicles worldwide.
•	DAF launched the new generation DAF XD distribution and vocational truck, which earned the prestigious International Truck of the Year 2023 award.
•	The DAF XF truck earned the U.K. Fleet Truck of the Year award for the fourth consecutive year.
•	PACCAR earned an elite “A” rating from CDP for its environmental practices, placing the company in the top 1.5% of over 18,000 reporting companies worldwide.
•	Kenworth was honored with the Clean Energy Entrepreneur Award, by Clean & Prosperous Washington, a Washington state environmental group.
•	PACCAR was honored as a 2022 Top Company for Women to Work for in Transportation, by the Women in Trucking Association.
•	Kenworth and Peterbilt achieved six Manufacturing Leadership Awards from the National Association of Manufacturers.

Financial Highlights – Fourth Quarter 2022

Highlights of PACCAR’s financial results during the fourth quarter of 2022 include:

•	Record consolidated revenues of $8.13 billion.
•	Record net income of $921.3 million.
•	PACCAR Parts revenue of $1.47 billion.
•	Record PACCAR Parts pretax income of $379.5 million.
•	Record PACCAR Financial Services pretax income of $151.3 million.
•	Cash provided by operations of $1.25 billion.

Financial Highlights – Full Year 2022

Highlights of PACCAR’s financial results during 2022 include:

•	Record consolidated revenues of $28.82 billion.
•	Record net income of $3.01 billion.
•	After-tax return on revenues of 10.4%.
•	Record PACCAR Parts revenue of $5.76 billion.
•	Record PACCAR Parts pretax income of $1.45 billion.
•	Financial Services assets of $17.18 billion.
•	Financial Services new business volume of $6.2 billion.
•	Record Financial Services pretax income of $588.9 million.
•	Cash provided by operations of $3.03 billion.
•	Record dividends declared of $1.46 billion.
•	Medium-term note issuances of $3.05 billion.
•	PACCAR invested $846.2 million in capital projects and research and development.
•	Record stockholders’ equity of $13.17 billion.

Global Truck Markets

“Good freight markets and an increased fleet age are driving strong demand for fuel-efficient Kenworth and Peterbilt trucks. Class 8 truck industry retail sales in the U.S. and Canada were 283,500 units in 2022. Kenworth and Peterbilt achieved market share of 29.8% in 2022 compared to 29.2% in 2021,” said Darrin Siver, PACCAR executive vice president. “The new Kenworth T680 and Peterbilt 579 vehicles provide customers with up to 7% increased fuel efficiency, which enhances their operating performance and benefits the environment.” U.S. and Canada Class 8 truck industry retail sales are estimated to be in a range of 270,000-310,000 trucks in 2023.

Peterbilt 535 Medium-duty Truck

“European truck demand was strong in 2022 due to good European economic growth,” said Harald Seidel, DAF president. “DAF achieved record above 16-tonne market share of 17.3% in 2022, compared to 15.9% in 2021, demonstrating the success of the new generation DAF XG+, XG, XF and XD trucks.” European above 16-tonne truck industry registrations were 297,500 trucks in 2022. It is estimated that European truck industry registrations in the above 16-tonne market in 2023 will be in the range of 270,000-310,000 trucks.

The new DAF XD truck earned the International Truck of the Year 2023 award, as judged by an independent jury of leading European transportation journalists. Harald Seidel, DAF president, commented, “The new DAF XD truck represents a new generation of distribution and vocational vehicles. The versatile DAF XD is available as a tractor or rigid truck with a high performance PACCAR engine. DAF also introduced the DAF XDC truck, which is designed specifically for construction and vocational segments and features two-, three- or four-axle configurations with single or double drive axles.” DAF is the only truck manufacturer to introduce a new generation of trucks fully utilizing the new European regulations for truck masses and dimensions, resulting in a range of highly attractive and aerodynamic trucks which feature industry-leading fuel efficiency, safety and a luxurious cab for driver comfort.

DAF XD Truck

The South American above 16-tonne truck market was 138,300 vehicles in 2022, and is projected to be in the range of 125,000-135,000 trucks in 2023. DAF Brasil achieved a record 6.9% market share in the Brasil above 16-tonne market in 2022, compared to 5.7% in 2021.

PACCAR Parts Achieves Record Revenues and Profits

PACCAR Parts achieved record quarterly pre-tax income of $379.5 million, 23% higher than the $309.5 million earned in the fourth quarter of 2021. Fourth quarter 2022 revenues were $1.47 billion compared to $1.31 billion reported in the fourth quarter of 2021. PACCAR Parts achieved record annual pre-tax income of $1.45 billion, 31% higher than the $1.11 billion earned in 2021. Annual revenues were a record $5.76 billion compared to $4.94 billion in 2021. Laura Bloch, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides strong profitability through all phases of the business cycle. PACCAR Parts’ long-term growth reflects the benefits of investments in new parts distribution centers (PDCs), technologies such as e-commerce and managed dealer inventory, the success of TRP all-makes parts and TRP stores, and a growing population of integrated and connected PACCAR vehicles with PACCAR MX Engines.”

PACCAR Parts global PDCs support more than 2,300 DAF, Kenworth and Peterbilt dealer sales, parts and service locations. PACCAR Parts opened a new 260,000 square foot PDC in Louisville, Kentucky in 2022 to further enhance parts availability for customers and dealers.

PACCAR Financial Services Achieves Record Quarterly Profits

PACCAR Financial Services (PFS) achieved record quarterly pretax income of $151.3 million in 2022, compared to $134.6 million earned in the fourth quarter of 2021. Fourth quarter 2022 revenues were $394.8 million compared to $390.4 million in the same quarter of 2021. PFS earned a record $588.9 million of pretax profit in 2022, compared to $437.6 million earned in 2021. PFS revenues were $1.51 billion in 2022 compared to $1.69 billion achieved in 2021. “PFS achieved excellent results due to its portfolio quality and strong used truck performance. PFS is leveraging investments in its 13 worldwide used truck centers to sell an increased number of used trucks at higher retail prices, and opened a new used truck facility in Madrid, Spain in 2022,” said Todd Hubbard, PACCAR vice president. Kenworth and Peterbilt truck resale values command a 10-20% premium over competitors’ trucks.

PFS has a portfolio of 217,000 trucks and trailers, with total assets of $17.18 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of over 40,000 vehicles, is included in this segment. “PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Craig Gryniewicz, PACCAR Financial Corp. president. “PACCAR Financial Services has excellent access to the debt markets, issuing $3.05 billion in medium-term notes during 2022.”

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s consistent long-term profits, strong balance sheet, and intense focus on quality, technology and innovation have enabled the company to invest $7.3 billion in world-class facilities, next generation products and state of the art technologies during the past decade. PACCAR invested $505.0 million in capital projects and $341.2 million in research and development expenses in 2022. Harrie Schippers, president and chief financial officer, said, “Capital expenditures are projected to be in the range of $525-$575 million and research and development expenses are estimated to be in the range $360-$410 million in 2023. PACCAR is increasing its investment in next generation clean diesel and electric powertrain technologies, autonomous driving systems, connected vehicle services, advanced manufacturing and distribution capabilities.”

PACCAR Exhibits Electric and Autonomous Trucks at CES 2023

PACCAR leads the industry in electric and autonomous commercial vehicles, and exhibited three vehicles with these innovative technologies at the CES technology show in Las Vegas this month. The displayed vehicles were a battery electric Peterbilt 579EV, a hydrogen fuel cell Kenworth T680E and a Peterbilt autonomous Model 579.

Peterbilt 579EV Battery Electric Truck

The battery electric Peterbilt 579EV is ideal for regional distribution and port drayage applications, and is currently in production. The second generation hydrogen fuel cell Kenworth T680E was developed in collaboration with Toyota and is used to evaluate fuel cell powertrain performance. The autonomous Peterbilt 579 is equipped with PACCAR’s autonomous vehicle platform and configured with the self-driving system developed by Aurora. “These advanced technology Kenworth and Peterbilt vehicles are environmentally friendly and are designed to enhance our customers’ operations,” said John Rich, PACCAR chief technology officer.

PACCAR Announces Connected Truck Strategic Partnership

PACCAR announced this month a new collaboration to integrate Platform Science’s Virtual Vehicle technology in Kenworth and Peterbilt trucks using the PACCAR Connect telematics system. The integrated PACCAR Connect and Virtual Vehicle solution will offer customers a state-of-the-art telematics operating system and application store, enabling customers to access software solutions, real-time vehicle data, and third-party applications.

The new PACCAR system will reduce the requirement of multiple telecommunications devices and will enhance customers’ productivity. Lily Ley, PACCAR chief information officer, said, “We look forward to collaborating with the Platform Science team to create the industry’s most user-friendly, customizable and productive connected truck solution.”

PACCAR Recognized for Environmental, Social and Governance (ESG) Leadership

PACCAR has been recognized as a global leader in ESG practices by the reporting firms CDP and S&P Global. PACCAR earned the elite CDP score of “A” in 2022, which places PACCAR in the top 1.5% of more than 18,000 reporting companies worldwide. PACCAR ranks in the top 8% of peer companies rated by S&P Global in its Corporate Sustainability Assessment. “Environmental leadership is a key to PACCAR’s long-term success, and we are pleased to have earned an ‘A’ rating from CDP,” said Mike Dozier, PACCAR executive vice president.

PACCAR recruits and develops a diverse workforce and supports their careers with resources such as the PACCAR Women’s Association, Diversity Councils, and training designed to develop leadership opportunities. “PACCAR is committed to hiring, developing and promoting the most talented people and ensuring that our employees represent the diversity present in the global community. PACCAR is proud to have been honored for the past several years as a Top Company for Women to Work for in Transportation by the Women in Trucking Association,” said Paulo Bolgar, PACCAR vice president of human resources.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 24, 2023, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q4 Earnings Webcast” at PACCAR’s homepage. The webcast will be available on a recorded basis through January 31, 2023. PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
Truck, Parts and Other:
Net sales and revenues	$7,734.7	$6,295.7	$27,314.3	$21,834.5
Cost of sales and revenues	6,505.2	5,567.1	23,291.0	19,092.4
Research and development	99.9	87.1	341.2	324.1
Selling, general and administrative	161.8	150.6	592.4	547.4
Interest and other (income), net	(19.7)	(31.0)	(109.1)	(72.6)

Truck, Parts and Other Income Before Income Taxes	987.5	521.9	3,198.8	1,943.2

Financial Services:
Revenues	394.8	390.4	1,505.4	1,687.8
Interest and other	208.8	226.4	777.1	1,120.3
Selling, general and administrative	33.0	32.1	133.9	129.4
Provision for losses on receivables	1.7	(2.7)	5.5	.5

Financial Services Income Before Income Taxes	151.3	134.6	588.9	437.6
Investment income	36.7	4.0	61.0	15.5

Total Income Before Income Taxes	1,175.5	660.5	3,848.7	2,396.3
Income taxes	254.2	141.8	837.1	530.8

Net Income	$921.3	$518.7	$3,011.6	$1,865.5

Net Income Per Share*:
Basic	$2.64	$1.49	$8.64	$5.36
Diluted	$2.64	$1.49	$8.63	$5.35

Weighted Average Shares Outstanding*:
Basic	348.6	347.9	348.4	347.8
Diluted	349.2	348.5	348.9	348.4

Dividends declared per share*	$3.17	$1.84	$4.19	$2.84

* Earnings and dividends declared per share and weighted average shares outstanding are presented before the effect of a 50% stock dividend declared on December 6, 2022, to be paid on February 7, 2023.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	December 31	December 31
	2022	2021**
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$6,158.9	$4,813.0
Trade and other receivables	1,919.8	1,575.1
Inventories	2,198.8	1,976.0
Property, plant and equipment	3,468.4	3,398.1
Other assets	2,350.0	2,328.3
Financial Services Assets	17,179.6	15,418.9

	$33,275.5	$29,509.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,185.6	$6,268.7
Financial Services Liabilities	12,922.8	11,646.7
STOCKHOLDERS' EQUITY	13,167.1	11,594.0

	$33,275.5	$29,509.4

Common Shares Outstanding	348.0	347.3

** In the first quarter of 2022, the Company changed the method of accounting for its U.S. inventories from last-in-first-out (LIFO) to first-in-first-out (FIFO). The effects of the change in accounting principle, which were not significant, have been retrospectively applied to all prior periods presented and will be included in PACCAR Inc's 10-K.

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Year Ended December 31,	2022	2021
OPERATING ACTIVITIES:
Net income	$3,011.6	$1,865.5
Depreciation and amortization:
Property, plant and equipment	332.2	270.0
Equipment on operating leases and other	458.0	633.3
Net change in trade receivables, inventory and payables	125.9	(347.5)
Net (increase) decrease in wholesale receivables on new trucks	(935.4)	90.8
All other operating activities, net	34.7	(325.4)

Net Cash Provided by Operating Activities	3,027.0	2,186.7

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(525.0)	(559.1)
Acquisitions of equipment for operating leases	(865.5)	(1,073.7)
Net increase in financial services receivables	(1,186.6)	(445.1)
Net increase in marketable debt securities	(170.3)	(176.1)
Proceeds from asset disposals and other	714.4	891.3

Net Cash Used in Investing Activities	(2,033.0)	(1,362.7)

FINANCING ACTIVITIES:
Payments of cash dividends	(1,004.7)	(708.0)
Purchases of treasury stock	(2.1)	(1.5)
Proceeds from stock compensation transactions	35.7	37.5
Net increase (decrease) in debt and other	1,276.0	(210.9)

Net Cash Provided by (Used in) Financing Activities	304.9	(882.9)
Effect of exchange rate changes on cash	(36.3)	(52.4)

Net Increase (Decrease) in Cash and Cash Equivalents	1,262.6	(111.3)
Cash and cash equivalents at beginning of period	3,428.3	3,539.6

Cash and cash equivalents at end of period	$4,690.9	$3,428.3

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
Sales and Revenues:
Truck	$6,254.5	$4,961.9	$21,486.2	$16,799.7
Parts	1,469.2	1,312.1	5,764.3	4,944.3
Financial Services	394.8	390.4	1,505.4	1,687.8
Other	11.0	21.7	63.8	90.5

	$8,129.5	$6,686.1	$28,819.7	$23,522.3

Pretax Profit:
Truck	$624.0	$198.0	$1,753.3	$804.9
Parts	379.5	309.5	1,446.6	1,110.0
Financial Services	151.3	134.6	588.9	437.6
Investment Income and Other	20.7	18.4	59.9	43.8

	$1,175.5	$660.5	$3,848.7	$2,396.3

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
United States and Canada	$4,790.2	$3,861.6	$17,395.7	$14,047.7
Europe	2,213.4	1,999.7	7,486.5	6,325.4
Other	1,125.9	824.8	3,937.5	3,149.2

	$8,129.5	$6,686.1	$28,819.7	$23,522.3

NEW TRUCK DELIVERIES

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
United States and Canada	26,100	23,500	95,600	86,300
Europe	17,600	18,000	62,400	53,200
Other	7,900	6,100	27,900	23,200

	51,600	47,600	185,900	162,700